Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-3 (Registration No. 333-267479) and the Registration Statements on Form S-8 (Registration Nos. 333-261221, 333-265318 and 333-265319) of TMC the metals company Inc. of our report dated March 27, 2023, with respect to the consolidated financial statements of TMC the metals company Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2022.

Vancouver, Canada	/s/ Ernst & Young LLP
March 27, 2023	Chartered Professional Accountants